Exhibit 10.2

Consulting Agreement

This Consulting Agreement (“Agreement”) dated as of July 23, 2023, is effective as of August 9, 2023 (“Effective Date”), by and between FibroGen, Inc., a Delaware corporation with its principal offices located at 409 Illinois Street, San Francisco, California 94158 and its subsidiaries (collectively “FibroGen”) and Enrique Conterno, an individual residing at 3014 Breakers Drive, Corona del Mar, CA 92625 (“Consultant”).

The Parties hereby agree as follows:

1.
CONSULTANCY. FibroGen hereby retains Consultant and Consultant hereby accepts such retention, commencing on the Effective Date of this Agreement and continuing until September 30, 2023 thereafter at which time this agreement will be completed (“Term”), unless such Term is extended by the Parties by mutual written consent.

2.
SERVICES. Consultant shall provide consultation services to FibroGen relating to FibroGen business, including support to the Interim CEO and Board Chairperson and such other services as requested by FibroGen (“Services”). All Services to be provided by Consultant under this Agreement shall be initiated on behalf of FibroGen by Thane Wettig or Jim Schoeneck (as the coordinators of all requests) or their designated representatives or successor. The Consultant has no arrangement or relationship with any other party that is competitive with the interests of FibroGen in the subject matter of this Agreement and will not enter into any such arrangement or relationship during the Term of this Agreement. All deliverables to be delivered by Consultant (“Deliverables”) under this Agreement shall be delivered in a manner suitable for its intended use.

3.
EMPLOYMENT OF ASSISTANTS; ASSIGNMENT. This Agreement is for the personal services of Consultant based on Consultant’s unique expertise and assistants may not be utilized, and the Agreement may not be assigned by Consultant, nor shall it be assignable by operation of law without the prior written consent of FibroGen.

4.
COMPENSATION; EQUITY AWARD VESTING. FibroGen agrees to pay to Consultant and Consultant agrees to accept for Consultant’s Services under this Agreement $35,000.00 USD per month for Services, pro-rated for partial months.

FibroGen agrees to pay Consultant within ten (10) days of the end of each month, provided that Consultant has submitted a properly completed, signed and dated IRS Form W-9 to FibroGen. If travel is required to perform Services, all travel expenses must be pre-approved in writing by FibroGen and in compliance with FibroGen’s then-current travel policy, and FibroGen shall reimburse Consultant’s reasonable out-of-pocket travel expenses, in accordance with such travel policy. All such invoices relating to this Agreement must be sent to.

Accounts Payable (L: )

FibroGen Inc.

409 Illinois Street

San Francisco, CA 94158

AP@FibroGen.com

Consultant shall continue to vest in Consultant’s outstanding equity awards with the Company in accordance with the terms thereof for the term of this Agreement.

5.
TIMES AND PLACES OF PROVIDING SERVICES. Consultant shall generally have the discretion to determine the times and places of rendering Services as well as the method of accomplishing Consultant’s Services. FibroGen may reasonably request that Consultant perform some Services at FibroGen’s principal office or other locations, which request should be reasonably considered by Consultant.

6.
EQUIPMENT, DOCUMENTATION AND SPECIFICATIONS.

(a) Consultant shall supply all equipment and instruments required to perform the Services under this Agreement on location at FibroGen, except when such equipment (including computer, printer, record storage cabinets, telephone, Fax machine, and related information technology equipment) or supplies are unique to FibroGen, in which case FibroGen shall provide Consultant with such equipment, instruments, documentation and specifications as may be reasonably required by Consultant for the performance of Services. Such equipment, instruments, documentation and specifications shall at all times remain the property of FibroGen. Consultant shall use all such provided equipment and instruments for its intended purpose in a safe manner and in strict compliance with FibroGen’s or its vendors’ instructions and all applicable laws, rules, and regulations.

(b) Upon expiration or termination of this Agreement, Consultant shall promptly deliver to FibroGen all equipment and instruments furnished by FibroGen hereunder, documentation and specifications, as well as all records, manuals, books, blank forms, letters, notes, notebooks, reports, data, schematics, drawings, designs, or copies of the foregoing, and all other trade secrets, property, and confidential information of FibroGen including, but not limited to, all documents that in whole or in part contain any trade secret or Confidential Information (as defined in Section 7) of FibroGen which are in Consultant’s possession or under Consultant’s control, and further including any of the above stored in electromagnetic media such as ROMs, discs, tapes or cards, and Consultant shall not retain in Consultant’s possession or control any such materials or copies or embodiments thereof without the prior express written consent of FibroGen in each instance.

7.
NONDISCLOSURE.

(a) “Confidential Information” means information disclosed to Consultant or is generated or becomes known to Consultant as a consequence of or through performance of Services for FibroGen, and includes trade secrets and any other proprietary information relating to the business and/or field of interest of FibroGen or of any entity which controls, is controlled by, or under common control with FibroGen including, but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulas, patent applications, machinery, materials, manufacturing techniques, research activities and plans, costs of production, contract forms, prices, volume of sales, promotion methods, business secrets, financial information, lists of names or classes of customers, and information of third parties to whom FibroGen owes a duty of confidentiality. For clarity, Inventions, Data, and Deliverables are deemed part of Confidential Information. Information shall not be considered Confidential Information to the extent Consultant can demonstrate upon competent written proof that such

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information (i) is already known to the Consultant at the time of disclosure and such information was not acquired directly or indirectly from FibroGen, (ii) is in the public domain prior to or becomes part of the public domain after disclosure other than through breach of this Agreement by Consultant or unauthorized acts or omissions of Consultant; or (iii) is disclosed in good faith to Consultant by an independent third party lawfully entitled to make such disclosure.

(b) Consultant shall protect and keep all Confidential Information in strict confidence and trust and use the same standard of care used by Consultant to protect her own confidential information, but in any event, shall use at least a reasonable standard of care to protect FibroGen’s Confidential Information. Consultant may use Confidential Information solely for the purpose of providing Services under this Agreement. Consultant shall not disclose any Confidential Information to any third party without FibroGen’s prior written consent. Except to the extent required in the performance of Services for FibroGen, or as otherwise pre-approved by FibroGen in writing, Consultant will not directly, indirectly or otherwise, use, permit others to use, disseminate, disclose, lecture upon or publish articles containing any Confidential Information. The Consultant hereby agrees that for any violation of this Section 6, FibroGen shall be entitled, in addition to any other remedies it may have, to specific performance, injunctions or other appropriate orders to correct or restrain any such breach by Consultant. Upon expiration of this Agreement or termination of this Agreement, or otherwise upon the request of FibroGen, Consultant will promptly return all Confidential Information to FibroGen (including copies and embodiments thereof) in Consultant’s possession or under Consultant’s control or, if so requested by FibroGen, destroy such information (and provide certification of such destruction to FibroGen), except that one (1) secure copy thereof may be retained in her archives solely to demonstrate compliance with the terms of this Agreement. Consultant will not withhold from FibroGen any Confidential Information as a means of resolving any dispute. Consultant will not utilize Confidential Information for any purpose except to render the Services.

8.
OWNERSHIP; INTELLECTUAL PROPERTY.

(a) “Inventions” means any and all intellectual property which: (i) are conceived, reduced to practice or made by Consultant for FibroGen under this Agreement, or (ii) result from Services performed by Consultant, individually or in conjunction with others, for FibroGen; or (iii) are made, conceived or reduced to practice with FibroGen’s equipment, supplies, facilities or Confidential Information. Inventions shall include, without limitation: (x) discoveries, inventions, concepts and ideas, whether patentable or not, processes, methods, formulas, compositions, techniques, articles and machines, as well as improvements thereof; and (y) trade secrets, trademarks, copyrights and know-how relating to the business and/or field of interest of FibroGen or any entity which controls, is controlled by or under common control with FibroGen. In additional consideration of the fees paid to Consultant, the parties hereby expressly agree that any and all copyrights relating to any and all works of authorship created by Consultant under this Agreement that are protectable under the copyright laws of the United States are and shall be the sole property of FibroGen.

(b) All Inventions shall be the sole and exclusive property of FibroGen.

(c) Except as otherwise expressly provided herein, Consultant hereby agrees to, without royalty or other further consideration to Consultant therefor, but at the reasonable expense of FibroGen:

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(i) As promptly as known or possessed by Consultant, disclose to FibroGen all information with respect to any Invention conceived, reduced to practice or made by Consultant or of which Consultant becomes aware;

(ii) Assign all right, title and interest in and to any such Inventions to FibroGen. Whenever requested to do so by FibroGen, Consultant shall promptly execute assignments and other related instruments to effect the assignment of all proprietary interests in and to such Inventions to FibroGen as FibroGen shall deem reasonably necessary to apply for and obtain letters patent, trademark and/or copyright registrations of the United States and of foreign countries for said Inventions and to assign and convey to FibroGen or FibroGen’s nominee the sole and exclusive right, title and interest in and to the Inventions or any applications, patents and registrations thereon;

(iii) Whenever requested to do so by FibroGen, deliver to FibroGen evidence for interference purposes or other legal proceedings. FibroGen shall reimburse Consultant’s reasonable pre-approved out-of-pocket expenses, including travel expenses for such delivery; and

(iv) Do such other acts as may be reasonably necessary in FibroGen’s sole opinion to obtain and maintain United States and foreign letters patents, trademark and/or copyright registrations for Inventions. If Consultant should be required to perform such acts after the termination or expiration of this Agreement, FibroGen shall reimburse Consultant’s reasonable out-of-pocket expenses, including travel expenses and pay Consultant at a reasonable rate for performing such other acts so long as such performance does not also include Services included in Subsection (b) above.

(d) All Data and Deliverables under this Agreement are and shall be the sole property of FibroGen.

(e) Consultant hereby (i) acknowledges and agrees that Consultant has no interests in Confidential Information, Data, Deliverables or Inventions, and (ii) covenants that she will not lien or encumber, or otherwise cause, permit or consent to the granting of a lien or encumbrance of the Confidential Information, Data, Deliverables or Inventions.

9.
[RESERVED].

10.
INDEPENDENT CONTRACTOR STATUS. It is the express intention of the Parties that Consultant is an independent contractor and not an employee, agent, joint venturer or partner of FibroGen. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between FibroGen and Consultant. Both Parties acknowledge that Consultant is not an employee for state or federal tax purposes. Consultant shall retain the right to perform Services for others during the Term of this Agreement, provided such service does not constitute a conflict of interest as set forth in Section 1 or violate or threaten the confidentiality and non-use provisions set forth in Section 8 above. Neither party hereto shall be liable for any act or omission of the other party or for any obligation or debt incurred by the other.

Consultant shall be obligated to pay any and all applicable social security taxes and federal, state and local income taxes, unemployment insurance and other charges and shall be responsible for making appropriate filings and payments to the applicable taxing authorities, including payments of all withholding and payroll taxes due on compensation received hereunder. It is Consultant’s responsibility to comply with all laws relating to workers’ compensation insurance, and it is expressly understood that

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FibroGen shall not provide workers’ compensation insurance for Consultant or for any of Consultant’s employees or agents. Consultant shall indemnify, defend and hold FibroGen harmless for any and all claims arising out of injury, disability, or death of Consultant and Consultant’s employees or agents resulting from the performance of the Services.

11.
LIMITATION OF LIABILITY. The entire liability of the parties with respect to the performance by Consultant of the duties hereunder is set forth in this Agreement. In no event shall either party be liable for any indirect, incidental, special or consequential damages arising out of or in connection with the Services, whether or not FibroGen has been advised or is otherwise on notice of such possibility. Moreover, in no event shall either party be liable for any claims for personal injury or for property damage arising out of or resulting from Services rendered by Consultant hereunder. In any event, except to the extent of a party’s gross negligence, willful misconduct, each party’s liability pursuant to this Section 13 shall be limited to the aggregate amounts paid under this Agreement and further disclaims any liability for incidental, collateral, special or consequential damages, losses or expenses.

12.
NO EXPORT. Consultant acknowledges that Confidential Information or other information disclosed in connection with the Services may be considered technical data that is subject to compliance with the export control laws and regulations of the United States, and hereby agrees to comply with such laws.

13.
NOTICE. Any notice required or permitted to be given hereunder shall be mailed by registered or certified mail, with return receipt requested, overnight courier, or delivered by hand to the party to whom such notice is required or permitted to be given when mailed. If mailed, any such notice shall be deemed to have been given when mailed, as evidenced by the postmark at the point of mailing. If delivered by hand, any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party.

Any notice to FibroGen shall be addressed to:

FibroGen Inc.

Legal Department

409 Illinois Street

San Francisco, CA 94158

Any notice to the Consultant shall be addressed to:

Enrique Conterno

3014 Breakers Drive,

Corona del Mar

CA 92625

Either Party may change the address to which notice to it is to be addressed by notice as provided herein.

14.
TERMINATION. Notwithstanding any other provision of the Agreement, FibroGen may terminate this Agreement upon written notice to Consultant. Consultant may terminate this Agreement upon thirty (30) days written notice to FibroGen.

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15.
SURVIVAL OF CERTAIN AGREEMENTS. The covenants and agreements set forth in Sections 7-12, 14, and 18-21 shall survive termination of this Agreement and Consultant’s Services hereunder and remain in full force and effect regardless of the cause of such termination.

16.
BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their successors and assigns.

17.
SEVERABILITY. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

18.
GOVERNING LAW. This Agreement shall be governed by the laws of the State of California and the United States of America, without reference to conflict of laws principles. All actions or proceedings relating to this Agreement shall be maintained in a court located in the City and County of San Francisco, California and the Parties hereto consent to the jurisdiction of said court and waive any objection to said venue.

19.
ENTIRE AGREEMENT. This Agreement contains the entire agreement of the Parties relating to the subject matter hereof, and supersedes all prior and contemporaneous negotiations, correspondence, understandings and agreements of the Parties, except as otherwise provided herein, relating to the subject matter hereof. It may be amended only by an agreement in writing signed by the Parties.

20.
THIRD PARTY BENEFICIARIES. The provisions set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and assigns, and shall not be construed as conferring any rights on any other persons.

21.
COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be signed and delivered by facsimile and/or via portable document format (pdf), each of which shall be binding when sent.

IN WITNESS WHEREOF, the Parties have executed this Consulting Agreement as of the Effective Date.

FibroGen, Inc.	Enrique Conterno
By:	By:
Name:	Name:
Title:	Title:

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